$15,000,000


                             BRIDGE CREDIT AGREEMENT


                                   dated as of


                                February 26, 1996


                                      among


                               Perini Corporation


                         The Bridge Banks Listed Herein


                   Morgan Guaranty Trust Company of New York,
                                    as Agent



                      Fleet National Bank of Massachusetts
                     (f/k/a Shawmut Bank, N.A.), as Co-Agent

                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----


                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Definitions......................................  1
SECTION 1.02.  Accounting Terms and
                           Determinations....................... 16


                                   ARTICLE II
                                   THE CREDITS

SECTION 2.01.  The Bridge Loans. ............................... 16
SECTION 2.02.  Method of Bridge Borrowing....................... 16
SECTION 2.03.  Bridge Notes..................................... 18
SECTION 2.04.  Maturity of Bridge Loans......................... 18
SECTION 2.05.  Interest Rates. ................................. 18
SECTION 2.06.  Bridge Commitment Fees........................... 18
SECTION 2.07.  Participation Fee................................ 19
SECTION 2.08.  Agency Fee. ..................................... 19
SECTION 2.09.  Optional Termination or
                           Reduction of Bridge
                           Commitments.......................... 19
SECTION 2.10.  Mandatory Termination or
                           Reduction of Bridge
                           Commitments.......................... 19
SECTION 2.11.  Optional Prepayments............................. 20
SECTION 2.12.              General Provisions as to
                           Payments............................. 21
SECTION 2.13.  Computation of Interest and
                           Fees................................. 21
SECTION 2.14.  Maximum Interest Rate............................ 21
SECTION 2.15.  Bridge Letters of Credit......................... 22


--------
The Table of Contents is not a part of this Agreement.
                                                                           Page
                                                                           ----

                                   ARTICLE III
                                   CONDITIONS

SECTION 3.01.  Bridge Effectiveness........................................ 30
SECTION 3.02.  Credit Events............................................... 32


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power.
                            ............................................... 34
SECTION 4.02.  Corporate and Governmental
                           Authorization; No
                           Contravention................................... 34
SECTION 4.03.  Binding Effect; Liens of
                           Collateral Documents............................ 35
SECTION 4.04.  Financial Information....................................... 35
SECTION 4.05.  Litigation. ................................................ 36
SECTION 4.06.  Compliance with ERISA....................................... 36
SECTION 4.07.  Environmental Matters....................................... 37
SECTION 4.08.  Taxes.      ................................................ 38
SECTION 4.09.  Subsidiaries................................................ 39
SECTION 4.10.  Not an Investment Company................................... 39
SECTION 4.11.  No Burdensome Restrictions; No
                           Derivatives Obligations;
                           Certain Existing Agreements..................... 39
SECTION 4.12.  Full Disclosure............................................. 39
SECTION 4.13.  Ownership of Property; Liens................................ 40


                                    ARTICLE V
                                    COVENANTS

SECTION 5.01.  Information................................................. 40
SECTION 5.02.  Payment of Obligations; No
                           Derivatives Obligations......................... 44
SECTION 5.03.  Maintenance of Property;
                           Insurance....................................... 44


                                                          Page
                                                          ----

SECTION 5.04.  Conduct of Business and
                           Maintenance of Existence....... 44
SECTION 5.05.  Compliance with Laws....................... 45
SECTION 5.06.  Inspection of Property, Books
                           and Records.................... 45
SECTION 5.07.  Current Ratio.............................. 45
SECTION 5.08.  Debt.       ............................... 45
SECTION 5.09.  Minimum Consolidated Tangible
                           Net Worth...................... 46
SECTION 5.10.  Interest Coverage.......................... 46
SECTION 5.11.  Negative Pledge............................ 47
SECTION 5.12.  Consolidations, Mergers and
                           Sales of Assets................ 48
SECTION 5.13.  Use of Proceeds............................ 49
SECTION 5.14.  Restricted Payments........................ 49
SECTION 5.15.  Real Estate Investments.................... 50
SECTION 5.16.  Other Investments.......................... 50
SECTION 5.17.  Further Assurances......................... 50


                                   ARTICLE VI
                                    DEFAULTS

SECTION 6.01.  Events of Default............. 51
SECTION 6.02.  Cash Cover  .................. 54


                                   ARTICLE VII
                                    THE AGENT

SECTION 7.01.  Appointment and Authorization.
                            ........................ 55
SECTION 7.02.  Agent and Affiliates................. 55
SECTION 7.03.  Action by Agent...................... 55
SECTION 7.04.  Consultation with Experts............ 55
SECTION 7.05.  Liability of Agent................... 55
SECTION 7.06.  Indemnification...................... 56
SECTION 7.07.  Credit Decision...................... 56
SECTION 7.08.  Successor Agent...................... 56
SECTION 7.09.  Collateral Documents................. 57



                                                    Page
                                                    ----


                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01.  Notices.    ......................... 57
SECTION 8.02.  No Waivers. ......................... 58
SECTION 8.03.  Expenses; Documentary Taxes;
                           Indemnification.......... 58
SECTION 8.04.  Sharing of Setoffs................... 59
SECTION 8.05.  Amendments and Waivers............... 60
SECTION 8.06.  Successors and Assigns............... 60
SECTION 8.07.  Certain Collateral................... 62
SECTION 8.08.  Governing Law; Submission to
                           Jurisdiction............. 62
SECTION 8.09.  Counterparts; Integration............ 62
SECTION 8.10.  WAIVER OF JURY TRIAL................. 62



Schedule I        -  Existing Debt

Schedule II       -  Existing Liens

Schedule III      -  Real and Personal Property Interests Owned
                                    by the Borrower and Its Subsidiaries

Schedule IV       -  Certain Existing Agreements

Schedule V        -  Other Reimbursement Obligations

Schedule VI       -  Subsidiaries of the Borrower

Schedule VII      -  Projected Net Cash from Claims, JV Capital
                                    Calls/Distributions and Sales of Certain
                                    Real Estate in 1996



Exhibit A          -       Bridge Note

Exhibit B-1        -       Opinion of Assistant General Counsel of
                           the Borrower

Exhibit B-2        -       Opinion of New York Counsel for the
                           Borrower

Exhibit C-1        -       Opinion of Special New York Counsel for
                           the Agent

Exhibit C-2        -       Opinion of Special Arizona Counsel for
                           the Agent

Exhibit C-3        -       Opinion of Special Massachusetts Counsel
                           for the Agent

Exhibit C-4        -       Opinion of Special Florida Counsel for
                           the Agent

Exhibit D                   -       Borrower Security Agreement

Exhibit E                   -       Borrower Pledge Agreement

Exhibit F-1        -       Subsidiary Guarantee Agreement

Exhibit F-2        -       Amendment No. 1 to the Subsidiary
                                    Guarantee Agreement

Exhibit G          -       Subsidiary Security Agreement

Exhibit H-1        -       Deed of Trust
Exhibit H-2        -       Deed of Trust

Exhibit I-1        -       Form of Mortgage (Palm Beach County,
                           Florida)

Exhibit I-2        -       Form of Mortgage (Plymouth County,
                           Massachusetts)

Exhibit I-3        -       Form of Mortgage (First; Bristol County
                           Massachusetts)

Exhibit I-4        -       Form of Mortgage (Second; Bristol County
                           Massachusetts)

Exhibit I-5        -       Form of Mortgage (Middlesex County,
                           Massachusetts)

Exhibit I-6        -       Form of Mortgage (Merrimack County, New
                           Hampshire)

Exhibit I-7        -       Form of Mortgage (Wayne County,
                           Michigan)

Exhibit J          -       Subsidiary Pledge Agreement

Exhibit K          -       Form of Assignment and Assumption
                                    Agreement

Exhibit L          -       Bonding Company Letter





                             BRIDGE CREDIT AGREEMENT
                             -----------------------


                  AGREEMENT   dated  as  of  February   26,  1996  among  PERINI
CORPORATION, the BRIDGE BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "Administrative Questionnaire" means, with respect to each Bridge Bank, the administrative questionnaire in the form submitted to such Bridge Bank by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bridge Bank.

                  "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Bridge Banks under the Financing Documents, and its successors in such capacity.

                  "Assignee" has the meaning set forth in Section 8.06(c).

                  "Available Bridge LC Amount" means at any time an amount equal to the excess, if any, of (i) the aggregate amount of the Bridge Commitments over (ii) the aggregate outstanding principal amount of the Bridge Loans.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                   "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                   "Bonding Company" means Fidelity and Deposit Company of Maryland.

                   "Borrower"   means  Perini   Corporation,   a   Massachusetts
corporation, and its successors.

                  "Borrower Pledge Agreement" means the Borrower Pledge Agreement dated as of December 6, 1994 between the Borrower and the Agent, as amended and restated as of February 26, 1996 in substantially the form of Exhibit E hereto, and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

                  "Borrower Security Agreement" means the Borrower Security Agreement dated as of February 26, 1996 in substantially the form of Exhibit D hereto between the Borrower and the Agent and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof (the Borrower Security Agreement dated as of December 6, 1994 executed and delivered in connection with the execution and delivery of the Credit Agreement having terminated upon collection by the Borrower of all the Collateral pledged thereunder).

                  "Borrower's 1994 Form 10-K" means the Borrower's amended annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                  "Bridge Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bridge Bank pursuant to Section 8.06(c), and their respective successors.

                  "Bridge Borrowing" means a borrowing hereunder consisting of Bridge Loans made to the Borrower at the same time by of one or more Bridge Banks on a single date and for a single Interest Period.

                  "Bridge Commitment" means, with respect to each Bridge Bank, the amount set forth opposite the name of such Bridge Bank on the signature pages hereof as its Bridge Commitment, as such amount may be reduced from time to time pursuant to Section 2.09 and Section 2.10.

                  "Bridge Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

                  "Bridge LC Bank" means BayBank, N.A. or such other Bridge Bank as the Borrower may designate from time to time (with the consent of such other Bridge Bank).

                  "Bridge LC Exposure" means, at any time and for any Bridge Bank, an amount equal to such Bridge Bank's Percentage of the aggregate amount of Bridge Letter of Credit Liabilities in respect of all Bridge Letters of Credit at such time.

                  "Bridge Letter of Credit" has the meaning set forth in Section 2.15(a).

                  "Bridge Letter of Credit Liabilities" means, at any time and in respect of any Bridge Letter of Credit, the sum, without duplication, of (i) the amount available for drawing under such Bridge Letter of Credit plus (ii) the aggregate unpaid amount of all Bridge Reimbursement Obligations in respect of previous drawings made under such Bridge Letter of Credit.

                  "Bridge  Loan" means a loan made by a Bridge Bank  pursuant to
Section 2.02.

                  "Bridge Loan Commitment" means for any Bridge Bank at any time an amount equal to the excess, if any, of such Bridge Bank's Bridge Commitment at such time over such Bridge Bank's Bridge LC Exposure at such time.

                  "Bridge Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Bridge Loans, and "Bridge Note" means any one of such promissory notes issued hereunder.

                  "Bridge Reimbursement Obligations" means at any date the obligations of the Borrower then outstanding under Section 2.15 to reimburse any Bridge Bank for the amount paid by such Bridge Bank in respect of a drawing under a Bridge Letter of Credit.

                  "Bridge Termination Date" means July 31, 1996.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Massachusetts are authorized by law to close.

                  "CERCLA"  means  the  Comprehensive   Environmental  Response,
Compensation and Liability Act of 1980, as amended from time to time, and any rules or regulations promulgated thereunder.

                  "Collateral" means all property, real and personal, tangible and intangible, with respect to which Liens are created or are purported to be created pursuant to the Collateral Documents.

                  "Collateral Documents" means the Borrower Pledge Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, the Deeds of Trust, the Mortgages and all other supplemental or additional security agreements, pledge agreements, mortgages or similar instruments delivered pursuant hereto or thereto.

                  "Consolidated   Capital   Base"  means,   at  any  date,   the
Consolidated Tangible Net Worth of the Borrower at such date plus 75% of the principal amount of any Special Subordinated Debt outstanding at such date.

                  "Consolidated Current Assets" means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries excluding costs related to Claims, all determined as of such date. For purposes of this definition, "Claims" mean the amount (to the extent reflected in determining such consolidated current assets) of disputed or unapproved change orders in regards to scope and/or price that, in the Borrower's project management's opinion (and approved by the Borrower's senior management), will not be resolved in the normal course of business (i.e. through the change order process and without resort to litigation or arbitration) and which have not been previously reflected in the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1995.

                  "Consolidated  Current  Liabilities"  means  at any  date  the
consolidated   current   liabilities  of  the  Borrower  and  its   Consolidated
Subsidiaries, determined as of such date.

                  "Consolidated Earnings Before Interest and Taxes" means for any period Consolidated Net Income for such period (x) less (i) the Borrower's equity share of income (or plus the Borrower's equity share of loss) of unconsolidated joint ventures for such period and (ii) capitalized real estate taxes for such period, to the extent not permitted to be capitalized in accordance with generally accepted accounting principles as in effect on the date hereof, and (y) plus (i) cash distributions of earnings from unconsolidated joint ventures for such period and (ii) the aggregate amount deducted in determining such Consolidated Net Income in respect of Consolidated Interest Charges and income taxes.

                  "Consolidated Interest Charges" means for any period the aggregate interest expense of the Borrower and its Consolidated Subsidiaries for such period including, without limitation, (i) the portion of any obligation under capital leases allocable to interest expense in accordance with generally accepted accounting principles, (ii) the portion of any debt discount that shall be amortized in such period and (iii) any interest accrued during such period which is capitalized in accordance with generally accepted accounting principles, and without any reduction on account of interest income.

                  "Consolidated   Net   Income"   means  for  any   period   the
consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period.

                  "Consolidated Subsidiary" of any Person means at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

                  "Consolidated Tangible Net Worth" of any Person means at any date the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to September 30, 1996 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, capitalized real estate taxes (to the extent not permitted to be capitalized in accordance with generally accepted accounting principles as in effect on the date hereof), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental (other than real estate developmental) expenses and other intangible items.

                  "Credit Agreement" means the $125,000,000 Credit Agreement dated as of December 6, 1994 among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Bridge Effective Date.

                  "Credit Event" means the making of a Bridge Loan or the issuance of a Bridge Letter of Credit or the extension of an Evergreen Bridge Letter of Credit.

                  "Debt" of any Person means at any date,  without  duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all non-contingent obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person to reimburse issuers of letters of credit for drawings under such letters of credit (other than the Other Reimbursement Obligations and the obligation to reimburse Hong Kong and Shanghai Bank for $1,800,000 of letters of credit issued by it and outstanding on the date hereof), (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person; provided that advances to the Borrower or a Subsidiary by a joint venture out of the Borrower's or such Subsidiary's share of the undistributed earnings of such joint venture shall not constitute Debt.

                  "Deeds of Trust" means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 6, 1994 for each of the properties described as Items 1 and 2 on Schedule III hereto, each substantially in the form of Exhibits H-1 and H-2 to the Credit Agreement.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                  "Environmental Laws" means any and all federal state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liabilities" means any and all liabilities of or relating to the Borrower or any of its Subsidiaries (including any liabilities derived from an entity which is, in whole or in part, a predecessor of the Borrower or any of its Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Exempt Group" means (i) any employee benefit plan of the Borrower or any Subsidiary, (ii) any entity or Person holding shares of common stock of Borrower organized, appointed or established by the Borrower or any Subsidiary for or pursuant to the terms of any such plan or (iii) The Perini Memorial Foundation, Inc., The Joseph Perini Memorial Foundation, or any of the various trusts established under the wills of Lewis R. Perini, Senior, Joseph R. Perini, Senior or Charles B. Perini, Senior.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

                  "Financial Bridge Letter of Credit" means any Bridge Letter of Credit which constitutes a financial standby letter of credit within the meaning of Appendix A to Regulation H of the Board of Governors of the Federal Reserve System or other applicable capital adequacy guidelines promulgated by bank regulatory authorities (including without limitation workmen's compensation letters of credit).

                  "Financing   Documents"  means  this  Agreement,   the  Credit
Agreement, the Subsidiary Guarantee Agreement, the Notes (as defined in the Credit Agreement), the Bridge Notes and the Collateral Documents.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit or bid and performance bonds and guarantees in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                  "Indemnitee" has the meaning set forth in Section 8.03(b).

                  "Interest Period" means with respect to each Bridge Borrowing the period commencing on the date of such Bridge Borrowing and ending 30 days thereafter; provided that any Interest Period which would otherwise end after the Bridge Termination Date shall end on the Bridge Termination Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise.

                  "Lending Office" means, as to each Bridge Bank, its office located at its address set forth in its Administrative Questionnaire or such other office as such Bridge Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

                  "Material Subsidiary" means at any time a Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

                  "Modified Parent Company Debt" means at any date the Debt of the Borrower (other than Debt payable to any Wholly-Owned Consolidated Subsidiary) determined on an unconsolidated basis as of such date, less 75% of the principal amount of any Special Subordinated Debt outstanding on such date.

                  "Mortgage Banks" means (i) Comerica Bank, as successor to Manufacturers National Bank of Detroit, in its capacity as holder of a Promissory Note of the Borrower dated April 4, 1991, in the original principal amount of $1,200,000, and the mortgagee pursuant to a mortgage on the property described as Item 15 in Part I of Schedule III hereto which secures such Promissory Note, and its successors and assigns, (ii) Harris Trust and Savings Bank, as successor to Barclays Bank PLC, Boston Branch, in its capacity as the issuer of a letter of credit for the account of the Borrower in the initial stated amount of $4,106,850, the maker of a commitment to lend up to $4,106,850 to the Borrower pursuant to the Letter of Credit and Reimbursement Agreement dated as of October 1, 1985 and the "Bank" described in the mortgage on the property described as Item 12 in Part I of Schedule III hereto which secured the obligations of the under such Letter of Credit and Reimbursement Agreement and
(iii) Fleet Credit Corporation, as the lessor of computer equipment and other personal property to the Borrower and certain of its Subsidiaries and joint ventures pursuant to the Master Equipment Lease No. 1100641700 dated December 30, 1988 (including the Addendum thereto dated December 30, 1988), and the schedules executed thereunder prior to February 26, 1996.

                  "Mortgaged Facilities" means the properties described as Items 1, 2, 3, 4, 5, 6, 8, 9, 12, 13 and 15 in Part I of Schedule III hereto.

                  "Mortgages" means the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of February 26, 1996 for each of the Mortgaged Facilities described as Items 3, 4, 5, 6, 8, 9, 12, 13 and 15 in Part I of Schedule III hereto, each substantially in the form of Exhibits I-1 through I-7 hereto.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "Notice  of Bridge  Borrowing"  has the  meaning  set forth in
Section 2.02.

                  "Obligor" means each of the Borrower and the Subsidiary Guarantors, and "Obligors" means all of the foregoing.

                  "Other LC Bank" means each Bank listed on Schedule V attached hereto and its successors and assigns.

                  "Other   Letters  of  Credit"  means  the  letters  of  credit
described on Schedule V attached hereto.

                  "Other Mortgage/Lease Obligations" means the obligations of the Borrower to any Mortgage Banks under the documents, agreements and instruments described in the definition of Mortgage Banks, and all other supplemental or additional documents, agreements and instruments delivered in connection therewith prior to February 26, 1996.

                  "Other Reimbursement Obligations" means at any date the obligations of the Borrower, whether or not contingent at such time and whether direct or as a guarantee, to reimburse any Other LC Banks for the amount paid or payable by such Other LC Bank in respect of a drawing under an Other Letter of Credit.

                  "Paramount Development Associates" means Paramount Development Associates, Inc., a Massachusetts corporation.

                  "Parent" means, with respect to any Bridge Bank, any Person controlling such Bridge Bank.

                  "Participant" has the meaning set forth in Section 8.06(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Percentage" means, with respect to each Bridge Bank, the percentage that such Bridge Bank's Bridge Commitment constitutes of the aggregate amount of the Bridge Commitments.

                  "Performance Bridge Letter of Credit" means a Bridge Letter of Credit which constitutes a performance standby letter of credit within the meaning of Appendix A to Regulation H of the Board of Governors of the Federal Reserve system or other applicable capital adequacy guidelines promulgated by bank regulatory authorities.

                  "Perini Building Company" means Perini Building Company, Inc., an Arizona corporation.

                  "Perini International" means Perini International Corporation, a Massachusetts corporation.

                  "Perini Land and Development" means Perini Land and Development Company, a Delaware corporation, and its successor by merger, Perini Land and Development Company, Inc., a Massachusetts corporation, upon its reincorporation in Massachusetts on December 30, 1994.

                  "Permitted Encumbrances" means, with respect to any real property owned or leased by the Borrower or any of its Subsidiaries:

                  (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, as the case may be, in accordance with generally accepted accounting principles;

                  (b) carriers', warehousemen's, mechanics', materialmens', repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (A) the underlying obligations are not overdue for a period of more than 60 days or (B) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, as the case may be, in accordance with generally accepted accounting principles; and

                  (c) other Liens or title defects (including matters which an accurate survey might disclose) which (x) do not secure Debt; and (y) do not materially detract from the value of such real property or materially impair the use thereof by the Borrower or such Subsidiary in the operation of its business;

                  "Permitted  Liens"  means the Liens  permitted  to exist under
Section 5.11.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal
Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Pledged Securities" has the meaning set forth in Section 1 of the Borrower Pledge Agreement and the Subsidiary Pledge Agreement.

                  "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                  "Real Estate Investment" means (i) the acquisition, construction or improvement of any real property, other than real property used by the Borrower or a Consolidated Subsidiary in the conduct of its construction business or (ii) any Investment in any Person (including Perini Land and Development or another Consolidated Subsidiary, but without duplication of any Real Estate Investment made by such Person with the proceeds of such Investment) engaged in real estate investment or development or whose principal assets consist of real property; provided that the Debt contemplated by Section 5.08(b)(ii) shall not constitute Real Estate Investments.

                  "R. E. Dailey & Co." means R. E. Dailey & Co., a Michigan corporation.

                  "Refunding Bridge Borrowing" means a Bridge Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Bridge Loans made by any Bridge Bank.

                  "Regulated Activity" means any generation, treatment, storage, recycling, transportation or Release of any Hazardous Substance.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42
U.S.C. ss. 9601(22). The term "Released" has a corresponding meaning.

                  "Required Bridge Banks" means at any time Bridge Banks having at least 60% of the aggregate amount of the Bridge Commitments or, if the Bridge Commitments shall have been terminated, holding Bridge Notes evidencing at least 60% of the aggregate unpaid principal amount of the Bridge Loans.

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock; provided that none of the following shall constitute Restricted Payments: (i) the declaration and payment of dividends on preferred stock of the Borrower in an aggregate amount with respect to any four consecutive fiscal quarters not exceeding $5,125,000, (ii) the exchange of Special Subordinated Debt for the Borrower's $21.25 Convertible Exchangeable Preferred Shares, (iii) the redemption, for an aggregate redemption price not exceeding $200,000, of the "Rights" issued pursuant to the Shareholder Rights Agreement dated as of September 23, 1988, as amended, between the Borrower and State Street Bank and Trust Company, as Rights Agent or (iv) cash payments in the ordinary course of business in full or partial settlement of employee stock options or similar incentive compensation arrangements.

                  "Rincon Swap" means the interest rate exchange transaction between Rincon Center Associates, a California limited partnership, as Fixed Rate Payor, and Citicorp Real Estate, Inc., as Variable Rate Payor, as confirmed by the Confirmation for Interest Rate Exchange Transaction date October 18, 1993 with Transaction Reference Number 931913.

                  "Special Subordinated Debt" means the 8 1/2% Convertible Subordinated Debentures due 2012 of the Borrower issuable in exchange for the Borrower's $21.25 Convertible Exchangeable Preferred Shares in accordance with the terms of the Certificate of Vote of Directors Establishing a Series of a Class of Stock fixing the relative rights and preferences of such Shares as originally filed with the Secretary of the Commonwealth of Massachusetts.

                  "Subsidiary" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement dated as of December 6, 1994 between the Borrower, the Subsidiary Guarantors party thereto and the Agent, as executed and delivered pursuant to Section 3.01(c) of the Credit Agreement and attached hereto as Exhibit F-1, as amended by Amendment No. 1 dated as of February 26, 1996 in substantially the form of Exhibit F-2 hereto, and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

                  "Subsidiary Guarantor" means each of Perini Building Company, Perini International, Perini Land and Development, R. E. Dailey & Co., Paramount Development Associates, Pioneer Construction, Inc., a West Virginia corporation, Perini Environmental Services, Inc., a Delaware corporation, Perini Resorts, Inc., a California corporation and each other Subsidiary of the Borrower which becomes a party to the Subsidiary Guarantee Agreement, and their respective successors.

                  "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement dated as of February 26, 1996 in substantially the form of Exhibit J hereto among the Subsidiary Guarantors party thereto and the Agent, as executed and delivered pursuant to Section 3.01(c) hereof and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

                  "Subsidiary Security Agreement" means the Subsidiary Security Agreement dated as of December 6, 1994 among the Subsidiary Guarantors party thereto and the Agent, as amended and restated as of February 26, 1996 in substantially the form of Exhibit G hereto, and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

                  "Temporary Cash Investment" means investment of cash balances in United States Government securities or other short-term money market investments.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "Usage" means, at any date, the sum of the aggregate outstanding principal amount of the Bridge Loans at such date plus the aggregate amount of Bridge Letter of Credit Liabilities at such date with respect to all Bridge Letters of Credit.

                  "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary of the Borrower all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bridge Banks.


                                   ARTICLE II
                                  THE CREDITS

                  SECTION 2.01. The Bridge Loans. From time to time prior to the Bridge Termination Date, each Bridge Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Bridge Loan Commitment. Each Bridge Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Bridge Borrowing may be in the aggregate amount of the unused Bridge Commitments) and shall be made from the several Bridge Banks ratably in proportion to their respective Bridge Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.10 or Section 2.11, prepay Bridge Loans and reborrow at any time prior to the Bridge Termination Date under this Section.

                  SECTION 2.02. Method of Bridge Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Bridge Borrowing") not later than 11:30 A.M. (New York City time) on the date of each Bridge Borrowing specifying the date (which shall be a Business Day) and amount of such Bridge Borrowing.

                  (b) Upon receipt of a Notice of Bridge Borrowing, the Agent shall promptly notify each Bridge Bank of the contents thereof and of such Bridge Bank's ratable share of such Bridge Borrowing and such Notice of Bridge Borrowing shall not thereafter be revocable by the Borrower.

                  (c) Not later than 1:30 P.M. (New York City time) on the date of each Bridge Borrowing, each Bridge Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Bridge Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 8.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Bridge Banks available to the Borrower at the Agent's aforesaid address.

                  (d) If any Bridge Bank makes a new Bridge Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Bridge Loan from such Bridge Bank, such Bridge Bank shall apply the proceeds of its new Bridge Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bridge Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

                  (e) Unless the Agent shall have received notice from a Bridge Bank prior to noon (New York City time) on the date of such Bridge Borrowing that such Bridge Bank will not make available to the Agent such Bridge Bank's share of such Bridge Borrowing, the Agent may assume that such Bridge Bank has made such share available to the Agent on the date of such Bridge Borrowing in accordance with subsections (c) and (d) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bridge Bank shall not have so made such share available to the Agent, such Bridge Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.05 and (ii) in the case of such Bridge Bank, the Federal Funds Rate. If such Bridge Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bridge Bank's Bridge Loan included in such Bridge Borrowing for purposes of this Agreement.

                  SECTION 2.03. Bridge Notes. (a) The Bridge Loans of each Bridge Bank shall be evidenced by a single Bridge Note payable to the order of such Bridge Bank for the account of its Lending Office.

                  (b) Upon receipt of each Bridge Bank's Bridge Note pursuant to
Section 3.01(c), the Agent shall forward such Bridge Note to such Bridge Bank. Each Bridge Bank shall record the date, amount and maturity of each Bridge Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bridge Bank so elects in connection with any transfer or enforcement of its Bridge Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Bridge Loan then outstanding; provided that the failure of any Bridge Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Bridge Notes. Each Bridge Bank is hereby irrevocably authorized by the Borrower so to endorse its Bridge Note and to attach to and make a part of its Bridge Note a continuation of any such schedule as and when required.

                  SECTION 2.04. Maturity of Bridge Loans. Each Bridge Loan included in any Bridge Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Bridge Borrowing.

                  SECTION 2.05. Interest Rates. Each Bridge Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Bridge Loan is made until it becomes due, at a rate per annum equal to the sum of 2% plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Bridge Loans for such day.

                  SECTION 2.06. Bridge Commitment Fees. The Borrower shall pay to the Agent for the account of each Bridge Bank a commitment fee at the rate of 0.6% per annum on the daily average unused portion of such Bridge Bank's Bridge Commitments. Such commitment fees shall accrue from and including the Bridge Effective Date to but excluding the Bridge Termination Date. Such commitment fees shall be payable on the last day of each fiscal quarter of the Borrower prior to the Bridge Termination Date and on the Bridge Termination Date. SECTION
2.07. Participation Fee. The Borrower shall pay to the Agent for the account of each Bridge Bank on the Bridge Effective Date a participation fee in an amount equal to 2.0% of such Bridge Bank's Bridge Commitment.

                  SECTION 2.08. Agency Fee. The Borrower shall pay to the Agent as compensation for its services hereunder and under the Collateral Documents agency fees payable in the amounts and at the times heretofore agreed between the Borrower and the Agent.

                  SECTION 2.09. Optional Termination or Reduction of Bridge Commitments. The Borrower may, upon 3 Business Days' notice to the Agent, terminate at any time, or proportionately permanently reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple of $1,000,000, the unused portions of the Bridge Commitments. If the Bridge Commitments are terminated in their entirety, all accrued commitment fees shall be payable on the effective date of such termination.

                  SECTION 2.10. Mandatory Termination or Reduction of Bridge Commitments. (a) The Bridge Commitments shall terminate on the Bridge Termination Date, and any Bridge Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  (b) The Bridge Commitments of all Bridge Banks shall be permanently, automatically and ratably reduced:

                  (i) immediately upon receipt by the Borrower or any Subsidiary of the proceeds from the collection, sale or other disposition of any Collateral (excluding (A) payments in the ordinary course on construction contracts, (B) operating receipts from Real Estate Investments, (C) liability insurance proceeds and (D) income of not more than $35,000 earned from Temporary Cash Investments) by an amount equal to 100% of such proceeds net of all out-of-pocket costs, all senior mortgage debt, fees, commissions and other expenses reasonably incurred in respect of such collection, sale or disposition and any taxes paid or payable (as estimated by a financial officer of the Borrower in good faith) in respect thereof; provided that no such reduction shall be required unless and until, and then only to the extent that, the aggregate amount of such net proceeds received by the Borrower and its Subsidiaries exceeds, in the case of an item of Collateral specified in Schedule VII hereto, the amount set forth opposite such item or, in the case of other Collateral, $2,000,000 in the aggregate for all such other Collateral; and

                  (ii) by $15,000,000 upon the completion of an issuance by the Borrower of convertible preferred stock or other equity issue; provided that in the event that the proceeds of such issuance net of all out-of-pocket expenses reasonably incurred in respect of such issuance and any taxes paid or payable (as estimated by a financial officer of the Borrower in good faith) in respect thereof exceeds $30,000,000, the aggregate amount of the Commitments shall be reduced by an amount not less than the sum of $15,000,000 plus 50% of the excess over $30,000,000 of such proceeds.

                  (c) On each day on which any Bridge Commitment is reduced pursuant to this Section, the Borrower shall repay such principal amount (together with accrued interest thereon) of each Bridge Bank's outstanding Bridge Loans as may be necessary so that after such repayment the aggregate unpaid principal amount of such Bridge Bank's Bridge Loans, together with such Bridge Bank's Percentage of the aggregate amount of Bridge Letter of Credit Liabilities, does not exceed the amount of such Bridge Bank's Bridge Commitment after giving effect to such reduction. In the event that the aggregate amount of the Bridge Commitments is reduced to an amount less than the aggregate amount of Bridge Letter of Credit Liabilities at such time in respect of all Bridge Letters of Credit, the Borrower hereby agrees that it shall forthwith, without any demand or taking of any other action by the Required Bridge Banks or the Agent, pay to the Agent an amount in immediately available funds equal to the difference to be held as security for the Bridge Letter of Credit Liabilities for the benefit of all Bridge Banks.

                  (d) Any reduction of the Bridge Commitments described in clauses (a) and (b) above shall be applied to reduce the Bridge Commitments pro rata.

                  SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon notice to the Agent not later than 11:30 A.M. (New York City time) on any Business Day, prepay on such Business Day any Base Rate Bridge Borrowing in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Bridge Loans of the several Bridge Banks included in such Bridge Borrowing.

                  (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bridge Bank of the contents thereof and of such Bridge Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Bridge Loans and of fees hereunder, not later than 1:30 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 8.01. The Agent will promptly distribute to each Bridge Bank its ratable share of each such payment received by the Agent for the account of the Bridge Banks. Whenever any payment of principal of, or interest on, the Bridge Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Bridge Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bridge Bank on such due date an amount equal to the amount then due such Bridge Bank. If and to the extent that the Borrower shall not have so made such payment, each Bridge Bank shall repay to the Agent forthwith on demand such amount distributed to such Bridge Bank together with interest thereon, for each day from the date such amount is distributed to such Bridge Bank until the date such Bridge Bank repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.13. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and commitment fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.14. Maximum Interest Rate. (a) Nothing contained in this Agreement or the Bridge Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 8.08 is intended to limit the rate of interest payable for the account of any Bridge Bank to the maximum rate permitted by the laws of the State of New York if a higher rate is permitted with respect to such Bridge Bank by supervening provisions of U.S. federal law.

                  (b) If the amount of interest payable for the account of any Bridge Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.05, would exceed the maximum amount permitted by applicable law to be charged by such Bridge Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

                  (c) If the amount of interest payable for the account of any Bridge Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to
Section 2.05, would be less than the maximum amount permitted by applicable law to be charged by such Bridge Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bridge Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.

                  SECTION 2.15. Bridge Letters of Credit. (a) Subject to the terms and conditions hereof, the Bridge LC Bank agrees to issue letters of credit hereunder from time to time before the Bridge Termination Date upon the request of the Borrower (such letters of credit issued, the "Bridge Letters of Credit"); provided that, immediately after each such Bridge Letter of Credit is issued, the aggregate amount of the Bridge Letter of Credit Liabilities for all Bridge Letters of Credit shall not exceed the Available Bridge LC Amount. Upon the date of issuance by the Bridge LC Bank of a Bridge Letter of Credit in accordance with this Section 2.15, the Bridge LC Bank shall be deemed, without further action by any party hereto, to have sold to each Bridge Bank, and each Bridge Bank shall be deemed, without further action by any party hereto, to have purchased from the Bridge LC Bank, a participation in such Bridge Letter of Credit and the related Bridge Letter of Credit Liabilities in proportion to its Percentage.

                  (b) The Borrower shall give the Bridge LC Bank at least three Business Days' prior notice (effective upon receipt) specifying the date each Bridge Letter of Credit is to be issued, and describing the proposed terms of such Bridge Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice the Bridge LC Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bridge Bank of the contents thereof and of the amount of such Bridge Bank's participation in such proposed Bridge Letter of Credit. The issuance by the Bridge LC Bank of any Bridge Letter of Credit shall, in addition to the conditions precedent set forth in Article III (the satisfaction of which the Bridge LC Bank shall have no duty to ascertain), be subject to the conditions precedent that such Bridge Letter of Credit shall be satisfactory to the Bridge LC Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Bridge Letter of Credit as the Bridge LC Bank shall have reasonably requested. Each Bridge Letter of Credit shall have an expiry date not later than the Bridge Termination Date.

                  (c) The Borrower shall pay to the Agent a letter of credit fee at a rate equal to (i) 1.75% per annum on the aggregate amount available for drawings under each Performance Bridge Letter of Credit issued from time to time and (ii) 2.75% per annum on the aggregate amount available for drawings under each Financial Bridge Letter of Credit issued from time to time, any such fee to be payable for the account of the Bridge Banks ratably in proportion to their Percentages. Such fee shall be payable in arrears on the last day of each fiscal quarter of the Borrower for so long as such Bridge Letter of Credit is outstanding and on the date of termination thereof. The Borrower shall pay to the Bridge LC Bank additional fees and expenses in the amounts and at the times as agreed between the Borrower and the Bridge LC Bank.

                  (d) Upon receipt from the beneficiary of any Bridge Letter of Credit of any demand for payment or other drawing under such Bridge Letter of Credit, the Bridge LC Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each other Bridge Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. The responsibility of the Bridge LC Bank to the Borrower and each Bridge Bank shall be only to determine that the documents (including each demand for payment or other drawing) delivered under each Bridge Letter of Credit issued by it in connection with such presentment shall be in conformity in all material respects with such Bridge Letter of Credit. The Bridge LC Bank shall endeavor to exercise the same care in the issuance and administration of the Bridge Letters of Credit as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the Bridge LC Bank, each Bridge Bank severally agrees that it shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, pro rata to the extent of such Bridge Bank's Percentage, to reimburse the Bridge LC Bank on demand for the amount of each payment made by the Bridge LC Bank under each Bridge Letter of Credit issued by the Bridge LC Bank to the extent such amount is not reimbursed by the Borrower pursuant to clause (e) below together with interest on such amount for each day from the date of the Bridge LC Bank's demand for such payment (or, if such demand is made after 11:00 A.M. (New York City time) on such date, from the next succeeding Business Day) to the date of payment by such Bridge Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such day.

                  (e) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Bridge LC Bank for any amounts paid by the Bridge LC Bank upon any drawing under any Bridge Letter of Credit, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Bridge Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Bridge Bank to the extent, but only to the extent, caused by
(i) the willful misconduct or gross negligence of the Bridge LC Bank in determining whether a request presented under any Bridge Letter of Credit complied with the terms of such Bridge Letter of Credit or (ii) such Bridge Bank's failure to pay under any Bridge Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Bridge Letter of Credit. All such amounts paid by the Bridge LC Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Bridge Loans for such day. The Bridge LC Bank will pay to each Bridge Bank ratably in accordance with its Percentage all amounts received from the Borrower for application in payment, in whole or in part, of the Bridge Reimbursement Obligation in respect of any Bridge Letter of Credit, but only to the extent such Bridge Bank has made payment to the Bridge LC Bank in respect of such Bridge Letter of Credit pursuant to Section 2.15(d).

                  (f) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bridge Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Bridge Letters of Credit issued or to be issued hereunder or participations therein, and the result shall be to increase the cost to any Bridge Bank of issuing or maintaining any Bridge Letter of Credit or any participation therein, or reduce any amount receivable by any Bridge Bank hereunder in respect of any Bridge Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of such Bridge Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bridge Bank (which demand shall not be unreasonably delayed, provided that a demand within six months of the accrual of such increased cost or reduction in amount receivable will not be deemed to be unreasonably delayed), the Borrower agrees to pay to such Bridge Bank, from time to time as specified by such Bridge Bank, such additional amounts as shall be sufficient to compensate such Bridge Bank for such increased costs or reductions in amount incurred by such Bridge Bank. A certificate of such Bridge Bank submitted by such Bridge Bank to the Borrower shall be conclusive as to the amount thereof in the absence of manifest error.

                  (g) The Borrower's obligations under this Section 2.15 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Bridge LC Bank, any Bridge Bank or any beneficiary of a Bridge Letter of Credit. The Borrower further agrees with the Bridge LC Bank and the Bridge Banks that the Bridge LC Bank and the Bridge Banks shall not be responsible for, and the Borrower's Bridge Reimbursement Obligation in respect of any Bridge Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Bridge Letter of Credit or any financing institution or other party to whom any Bridge Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower or any of its Subsidiaries against the beneficiary of any Bridge Letter of Credit or any such transferee. The Bridge LC Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Bridge Letter of Credit issued, extended or renewed by it. The Borrower agrees that any action taken or omitted by the Bridge LC Bank or any Bridge Bank under or in connection with each Bridge Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Borrower and shall not put the Bridge LC Bank or any Bridge Bank under any liability to the Borrower.

                  (h) To the extent not inconsistent with clause (g) above, the Bridge LC Bank shall be entitled to rely, and shall be fully protected in relying upon, any Bridge Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bridge LC Bank. The Bridge LC Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Bridge Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Bridge Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this
Section 2.15, the Bridge LC Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Bridge Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Bridge Banks and all future holders of participations in any Bridge Letters of Credit.

                  (i) The Borrower hereby indemnifies and holds harmless each Bridge Bank and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bridge Bank or the Agent may incur (or which may be claimed against such Bridge Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Bridge Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Bridge LC Bank may incur by reason of or in connection with the failure of any other Bridge Bank to fulfill or comply with its obligations to the Bridge LC Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bridge Bank); provided that the Borrower shall not be required to indemnify any Bridge Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Bridge LC Bank in determining whether a request presented under any Bridge Letter of Credit complied with the terms of such Bridge Letter of Credit or (ii) the Bridge LC Bank's failure to pay under any Bridge Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Bridge Letter of Credit. Nothing in this Section 2.15(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  (j) Each Bridge Bank shall, ratably in accordance with its Percentage, indemnify the Bridge LC Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the Bridge LC Bank's failure to pay under any Bridge Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Bridge Letter of Credit) that such indemnitees may suffer or incur in connection with this Section 2.15 or any action taken or omitted by such indemnitees hereunder.

                  (k) In its capacity as a Bridge Bank the Bridge LC Bank shall have the same rights and obligations as any other Bridge Bank.

                  SECTION 2.16. Taxes. (a) For purposes of this Section, the following terms have the following meanings:

                  "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Bridge Note, and all liabilities with respect thereto, excluding (i) in the case of each Bridge Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bridge Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bridge Bank, in which its Lending Office is located and (ii) in the case of each Bridge Bank, any United States withholding tax imposed on such payments but only to the extent that such Bridge Bank is subject to United States withholding tax at the time such Bridge Bank first becomes a party to this Agreement.

                  "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Bridge Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Bridge Note.

                  (b) Any and all payments by the Borrower to or for the account of any Bridge Bank or the Agent hereunder or under any Bridge Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, the sum payable hereunder or under any Bridge Note to any Bridge Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bridge Bank or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt evidencing payment thereof.

                  (c) In addition, the Borrower agrees to pay all Other Taxes.

                  (d) The Borrower agrees to indemnify each Bridge Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bridge Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bridge Bank or the Agent (as the case may be) makes demand therefor.

                  (e) Each Bridge Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bridge Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bridge Bank in the case of each other Bridge Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bridge Bank remains lawfully able to do so), shall provide the Borrower and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bridge Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bridge Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bridge Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bridge Bank at the time such Bridge Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in subsection (a) of this Section.

                  (f) For any period with respect to which a Bridge Bank has failed to provide the Borrower or the Agent with the appropriate form pursuant to subsection (d) of this Section (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bridge Bank shall not be entitled to indemnification under subsection (b) or (c) of this Section with respect to Taxes imposed by the United States; provided that if a Bridge Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bridge Bank shall reasonably request to assist such Bridge Bank to recover such Taxes.

                  (g) If the Borrower is required to pay additional amounts to or for the account of any Bridge Bank pursuant to this Section, then such Bridge Bank will change the jurisdiction of its Lending Office if, in the judgment of such Bridge Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) if such change, in the judgment of such Bridge Bank, is not otherwise disadvantageous to such Bridge Bank.

                                   ARTICLE III
                                   CONDITIONS

                  SECTION 3.01. Bridge Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 8.05):

                  (a) receipt by the Agent of counterparts of this Agreement signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, facsimile, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by the Agent of counterparts of Amendment No. 1 to the Subsidiary Guarantee Agreement duly executed by each of the Obligors listed on the signature pages thereof;

                  (c) receipt by the Agent of (i) counterparts of the following, each dated the date hereof and duly executed by the parties specified below:

                  (1) the Borrower Pledge Agreement between the Agent and the Borrower,

                  (2) the Borrower Security Agreement between the Agent and the Borrower,

                  (3) the Subsidiary Security Agreement among the Agent and the Subsidiary Guarantors,

                  (4) the Subsidiary Pledge Agreement among the Agent and the Subsidiary Guarantors and

                  (ii) and all other documents and certificates to be delivered pursuant to the foregoing on the Bridge Effective Date (including appropriately completed and duly executed Uniform Commercial Code financing statements required thereby);

                  (d) receipt by the Agent of evidence satisfactory to the Agent that arrangements satisfactory to it shall have been made for recording the Mortgages on the Mortgaged Facilities described in Items 3, 4, 5, 6, 8, 9 and 12 in Part I of Schedule III and filing the Uniform Commercial Code financing statements referred to in paragraph (c) above on or promptly after the Bridge Effective Date;

                  (e) receipt by the Agent of all Pledged Securities;

                  (f) receipt by the Agent of copies of file search reports from the Uniform Commercial Code filing officer in each jurisdiction (i) in which any Mortgaged Facility is located or (ii) in which the chief executive office of the Borrower and each Subsidiary Guarantor is located, setting forth the results of Uniform Commercial Code file searches conducted in the name of the Borrower and each Subsidiary Guarantor, as the case may be;

                  (g) receipt by the Agent of evidence satisfactory to the Agent of the insurance coverage required by Section 5.03;

                  (h) with respect to the Mortgaged Facilities described in Items 3 and 4 in Part I of Schedule III, receipt by the Agent of title reports with respect thereto issued by a title insurance company reasonably acceptable to the Agent and dated no more than 45 days prior to the Bridge Effective Date showing no Liens except Permitted Liens with respect thereto;

                  (i) receipt by the Agent of duly executed Bridge Notes for the account of each Bridge Bank dated on or before the Bridge Effective Date complying with the provisions of Section 2.03;

                  (j) receipt by the Agent of (i) an opinion of the Assistant General Counsel of the Borrower and (ii) an opinion of Jacobs Persinger & Parker, New York counsel for the Borrower, substantially in the forms of Exhibits B-1 and B-2, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Required Bridge Banks may reasonably request;

                  (k) receipt by the Agent of (i) an opinion of Davis Polk & Wardwell, special New York counsel for the Agent, (ii) an opinion of Meyer, Hendricks, Victor, Ruffner & Bivens, special Arizona counsel for the Agent, (iii) an opinion of Goodwin, Proctor & Hoar, Massachusetts counsel for the Borrower and (iv) Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., special Florida counsel for the Agent, substantially in the forms of Exhibits C-1, C-2, C-3 and C-4, respectively, hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Bridge Banks may reasonably request;

                  (l) receipt by the Agent of counterparts of Amendment No. 1 to the Credit Agreement dated the date hereof duly executed by the Borrower, the Banks and the Agent;

                  (m) receipt by the Agent of a Bonding Company Letter substantially in the form of Exhibit L hereto dated not later than the Bridge Effective Date and duly executed by the Borrower and the Bonding Company; and

                  (n) receipt by the Agent of all documents it may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Financing Documents and any other matters relevant hereto, all in form and substance satisfactory to the Agent; provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than February 29, 1996. The Agent shall promptly notify the Borrower and the Bridge Banks of the Bridge Effective Date, and such notice shall be conclusive and binding on all parties hereto.

                  SECTION 3.02. Credit Events. The obligation of any Bridge Bank to make a Bridge Loan on the occasion of any Bridge Borrowing and of the Bridge LC Bank to issue a Bridge Letter of Credit (or to permit the extension of an Evergreen Bridge Letter of Credit) on the occasion of a request therefor by the Borrower is subject to the satisfaction of the following conditions:

                  (a) receipt (i) by the Agent of a Notice of Bridge Borrowing as required by Section 2.02, in the case of a Bridge Borrowing or (ii) by the Bridge LC Bank of notice as required by Section 2.15, in the case of a Bridge Letter of Credit;

                  (b) the fact that, after giving effect to such Credit Event, the Usage shall not exceed the aggregate amount of the Bridge Commitments and the fact that the Commitments (as defined in the Credit Agreement) shall be fully utilized;

                  (c) the fact that, immediately after such Credit Event, no Default shall have occurred and be continuing;

                  (d) the fact that the representations and warranties of each Obligor contained in each Financing Document to which it is a party (except, in the case of a Refunding Bridge Borrowing, the representation and warranty set forth in Section 4.04(c) hereof as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Bridge Banks) shall be true on and as of the date of such Bridge Borrowing;

                  (e) the ability of the Borrower to obtain bonding for new construction projects shall not be less than or more limited than at the date hereof;

                  (f) the payment by the Borrower of all amounts theretofore payable pursuant to Section 8.03 within seven days of demand;

                  (g) at any time on or after March 8, 1996, receipt by the Agent of (i) evidence of recording of the Mortgages on the Mortgaged Facilities described in Items 13 and 15 in Part I of Schedule III and
         (ii) opinions of counsel in each jurisdiction in which the foregoing Mortgages are recorded in form and substance satisfactory to the Agent covering such matters relating thereto as the Required Bridge Banks may reasonably request;

                  (h) at any time on or after March 28, 1996, receipt by the Agent of a policy of title insurance with respect to each Mortgage and Deed of Trust relating to the Mortgaged Facilities described as Items 1, 2, 3, 4, 5, 6, 9 and 13 in Part I of Schedule III, insuring the perfection, enforceability and first priority of the Lien created under such Mortgage or Deed of Trust, as the case may be, as a valid first mortgage or deed of trust Lien, as the case may be, on the Mortgaged Facilities described therein, in form and substance reasonably satisfactory to the Agent and in the respective amounts specified in
         Part I of Schedule III (with all premiums, expenses and fees paid or caused to be paid by the Borrower), each of which policies shall (i) be issued by a title company reasonably satisfactory to the Agent, (ii) have been supplemented by such endorsements as shall be reasonably requested by the Agent (including, without limitation, endorsements relating to usury, revolving credit, doing business and restrictions) and (iii) contain only such exceptions to title as shall be reasonably satisfactory to the Agent, provided that the parties hereto agree that the Permitted Liens constitute satisfactory exceptions to title.

Each Bridge Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Bridge Borrowing as to the facts specified in clauses (b), (c), (d), (e) and (f) of this Section.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Massachusetts, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. (a) The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien, except Liens created by the Collateral Documents, on any asset of such Obligor or any of its Subsidiaries.

                  (b) The execution, delivery and performance by each Obligor of the amendments to the Financing Documents to which it is a party and the performance by each Obligor of the Financing Documents as so amended are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien, except Liens created by the Collateral Documents as so amended, on any asset of such Obligor or any of its Subsidiaries.

                  SECTION 4.03. Binding Effect;  Liens of Collateral  Documents.
(a) This Agreement constitutes a valid and binding agreement of the Borrower and the Bridge Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms. The Borrower Security
Agreement and the Subsidiary Pledge Agreement, when executed and delivered in accordance with this Agreement, will constitute valid and binding agreements of each Obligor party thereto enforceable against each such Obligor in accordance with their respective terms. Each amendment to each Financing Document, when executed and delivered in accordance with this Agreement, and each Financing Document as so amended will constitute a valid and binding agreement of the Obligor party thereto in each case enforceable in accordance with its terms.

                  (b) All real property in which the Borrower or any of its Subsidiaries has an interest, directly or indirectly (whether through an interest in a joint venture or partnership or otherwise) as of the date hereof is listed in Part 1 of Schedule III hereto. The list of property of the Borrower and each of its Subsidiaries, security interests in which are governed by
Article IX of the UCC as in effect in the relevant  jurisdictions,  set forth in
Part 2 of Schedule III hereto is complete in all material respects. The location, ownership, status and lien information provided in Schedule III for each item of real property and each type of personal property are complete and correct.

                  (c) The Collateral Documents create valid security interests in, and first mortgage Liens on, the Collateral purported to be covered thereby, which security interests and mortgage Liens are and will remain perfected (except in the case of inventory located at construction sites) security interests and duly recorded mortgage Liens, prior to all other Liens except Liens permitted by the Collateral Documents.

                  SECTION 4.04.  Financial Information.

                  (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, reported on by Arthur Andersen & Co. and set forth in the Borrower's 1994 Form 10-K, a copy of which has been delivered to each of the Bridge Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1995 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the nine months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended September 30, 1995 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Bridge Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

                  (c) Since September 30, 1995 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                  SECTION 4.05. Litigation. Except as disclosed in the Borrower's 1994 Form 10-K and the Form 10-Q referred to in Section 4.04(b) above, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of any Financing Document.

                  SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability to the PBGC or any other Person under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  SECTION 4.07.  Environmental Matters.

                  (a) In the ordinary course of its business, the Borrower conducts periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries and compliance therewith. The Borrower and its Subsidiaries also attempt, whenever possible, to negotiate specific provisions in contracts for construction services that allocate to the contracting governmental agency or private owner, the entire risk and responsibility for Hazardous Substances encountered during the course of construction. On the basis of such reviews and contract provisions and procedures, the Borrower has reasonably concluded that the costs and associated liabilities of compliance with Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                  (b) Without limiting the foregoing, as of the Bridge Effective
Date:

                  (i) no notice, notification,  demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Obligors, threatened by any governmental or other entity with respect to any (A) alleged violation by the Borrower or any of its Subsidiaries of any Environmental Law involving any Mortgaged Facility, (B) alleged failure by the Borrower or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business at any Mortgaged Facility, (C) Regulated Activity conducted at any Addtional Mortgaged Facility or (D) Release of Hazardous Substances at or in connection with any Mortgaged Facility;

                  (ii)  other  than   generation  of  Hazardous   Substances  in
         compliance  with  all  applicable   Environmental  Laws,  no  Regulated
         Activity has occurred at or on any Mortgaged Facility;

                  (iii) no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos- containing material or underground storage tank (active or abandoned) is or has been present at any Mortgaged Facility;

                  (iv) no Hazardous Substance has been Released (and no written notification of such Release has been filed) or is present (whether or not in a reportable or threshold planning quantity) at, on or under any Mortgaged Facility;

                  (v) no Mortgaged Facility is listed or, to the knowledge of the Obligors, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

                  (vi) there are no Liens under Environmental Laws on any Mortgaged Facility, no government actions have been taken or are in process which could subject any Mortgaged Property to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to Hazardous Substances in any deed to any Mortgaged Facility.

                  (c) No environmental investigation, study, audit, test, review or other analysis has been conducted of which the Obligors have knowledge in relation to any Mortgaged Facility which has not been delivered to the Bridge Banks.

                  SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1989. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  SECTION 4.09. Subsidiaries. All of the Borrower's Subsidiaries and all joint ventures and partnerships in which the Borrower or any of its Subsidiaries have an interest as of the date hereof are listed in Schedule VI hereto and the state of incorporation or organization and the ownership interest of each Subsidiary, joint venture and partnership specified therein are complete and correct. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.11. No Burdensome Restrictions; No Derivatives Obligations; Certain Existing Agreements. (a) No contract, lease, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation has or is reasonably expected to materially and adversely affect the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

                  (b) Neither the Borrower nor any of its Subsidiaries is party to any Derivatives Obligation except the Rincon Swap.

                  (c) All agreements to which the Borrower or any Subsidiary Guarantor is a party or by which it is bound (other than the Financing Documents) containing a negative pledge or limitations on its incurrence of Debt or sale of assets are listed on Schedule IV hereto.

                  SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bridge Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bridge Bank will be, true and accurate in all material respects (or in the case of projections and similar information based on reasonable estimates) on the date as of which such information is stated or certified. The Borrower has disclosed to the Bridge Banks in writing any and all facts which materially and adversely affect or may reasonably be expected to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

                  SECTION 4.13. Ownership of Property; Liens. The Borrower and its Subsidiaries have good and marketable title to and are in lawful possession of, or have valid leasehold interests in, or have the right to use pursuant to valid and enforceable agreements or arrangements, all of their respective properties and other assets (real or personal, tangible, intangible or mixed), except where the failure to have or possess the same with respect to such properties or other assets could not, in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole. None of such properties or other assets is subject to any Lien except Permitted Liens.

                                    ARTICLE V
                                    COVENANTS

                  The Borrower agrees that, so long as any Bridge Bank has any Bridge Commitment hereunder or any amount payable under any Bridge Note remains unpaid or any Bridge Letter of Credit remains outstanding or any Bridge Reimbursement Obligation with respect thereto remains unpaid:

                  SECTION 5.01. Information. The Borrower will deliver to each of the Bridge Banks:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated
         Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing;

                  (b) (1) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated and consolidating condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating condensed statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                  (2) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of Perini Land and Development, a cash flow statement for Perini Land and Development for such quarter in a format consistent with the format of the cash flow statement for Perini Land and Development for the quarter ended December 31, 1995 previously delivered to the Bridge Banks;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.10, inclusive, 5.12, 5.14 and 5.15 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (e) simultaneously with the delivery of each set of financial statements set forth above, a schedule, dated as of the date of such financial statements, listing each construction contract which provides for aggregate total payments in excess of $2,500,000 and with respect to which the Borrower or a Consolidated Subsidiary of the Borrower is a party or participates through a joint venture, and setting forth as of the date of such schedule for each such contract the Borrower's original estimate of revenue and profit, the Borrower's current estimate of revenue and profit, cumulative realized and estimated remaining revenue and profit, and the percentage of completion and anticipated completion date of each such contract, certified as to consistency, accuracy and reasonableness of estimates by the chief financial officer or the chief accounting officer of the Borrower;

                  (f) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (h)  promptly   upon  the  filing   thereof,   copies  of  all
         registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                  (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 407 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (j) prompt notice of the receipt of any complaint, order, citation, notice or other written communication from any Person with respect to (i) the existence or alleged existence of a violation of any applicable Environmental Law at or on, or of any Environmental Liability arising with respect to, any Mortgaged Facility, (ii) any Release on any Mortgaged Facility or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law with respect to any Mortgaged Facility;

                  (k) prompt notice of any change in the Borrower's ability to obtain bonding for new construction projects (including without limitation a reduction in the amount of bonding commitments of any bonding company to the Borrower and any restrictions on use of such commitments);

                  (l) prompt notice of any decision by the Borrower or any of its Subsidiaries not to meet a capital call by any joint venture in which the Borrower or any such Subsidiary is participating;

                  (m) prompt notice of the Borrower or any Subsidiary obtaining or increasing an interest in a joint venture or partnership which, in the case of any construction joint venture, need not be given until reasonably promptly after a bid by such joint venture for a construction contract shall have been accepted; and

                  (n) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bridge Bank, may reasonably request.

                  SECTION 5.02. Payment of Obligations; No Derivatives Obligations. (a) The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                  (b) The Borrower will not, nor will it permit any of its Subsidiaries to, become a party to any Derivatives Obligation except the Rincon Swap.

                  SECTION 5.03. Maintenance of Property; Insurance. The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Subsidiary to maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Bridge Banks, upon written request from the Agent, full information as to the insurance carried.

                  SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary Guarantor to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary Guarantor to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

                  SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                  SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bridge Bank at such Bridge Bank's expense (subject to Section 8.03(a)(ii)) to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided that in any event the Borrower shall hold a meeting for representatives of the Bridge Banks at least once each fiscal quarter, at a time and place in Framingham, Boston or New York City to be determined by the Agent on 10 Business Days' notice, for purposes of holding such discussions with such of the Borrower's officers, employees and independent public accountants as the Agent shall designate at the reasonable request of any Bridge Bank.

                  SECTION 5.07. Current Ratio. Consolidated Current Assets will at no time be less than 100% of Consolidated Current Liabilities.

                  SECTION 5.08. Debt. (a) After the date hereof, the Borrower will not incur or suffer to exist any Debt other than (i) Debt existing on December 31, 1995 and listed on Schedule I hereof, (ii) Debt under this
Agreement, (iii) Debt under the Credit Agreement, (iv) Debt owing to joint ventures in which the Borrower is participating, (v) up to $3,000,000 of Debt to finance insurance premiums, (vi) Debt owing by the Borrower to a Subsidiary and evidenced by an intercompany note pledged to the Agent under the Subsidiary Pledge Agreement and (vii) any refinancing, extension, renewal or refunding of the Debt referred to in clauses (i) through (v) above; provided that in any event at no time shall Modified Parent Company Debt exceed $150,000,000 and at no time shall the aggregate outstanding amount of Debt to finance insurance premiums and any refinancing, extension, renewal or refunding thereof exceed $3,000,000.

                  (b) After the date hereof, the Borrower will not permit any Subsidiary to incur or suffer to exist any Debt other than (i) Debt existing on December 31, 1995 and listed on Schedule I hereof, (ii) Debt under the Subsidiary Guarantee Agreement, (iii) Debt owing to joint ventures in which such Subsidiary is participating, (iv) Debt owing by a Subsidiary to the Borrower and evidenced by an intercompany note pledged to the Agent under the Borrower Security Agreement and (v) any refinancing, extension, renewal or refunding of the Debt referred to in clauses (i) through (iv) above.

                  SECTION 5.09. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth of the Borrower will at no time be less than the Minimum Compliance Level, determined as set forth below. The "Minimum Compliance Level" is an amount equal to the Base Compliance Amount subject to increase (but in no case subject to decrease) from time to time as follows: (i) at the end of each fiscal year commencing after December 31, 1996 for which Consolidated Net Income is a positive number, the Minimum Compliance Level shall be increased effective at the last day of such fiscal year by an amount equal to 50% of such Consolidated Net Income; and (ii) on the date of each issuance by the Borrower subsequent to December 31, 1996 of any capital stock or other equity interest, the Minimum Compliance Level shall be increased by an amount equal to 75% of the amount of the net proceeds received by the Borrower on account of such issuance. For purposes of this Section, "Base Compliance Amount" means (i) for any date during the period from and including December 31, 1995 to but excluding June 30, 1996, $100,000,000 and (ii) for any date during the period from and including June 30, 1996 to the Bridge Termination Date, $105,000,000.

                  SECTION 5.10. Interest Coverage. Consolidated Earnings Before Interest and Taxes for each fiscal period specified below shall be not less than the percentage specified below of Consolidated Interest Charges for such fiscal period:

                  quarter ending March 31, 1996               300%
                  two quarters ending June 30, 1996           300%

                  SECTION 5.11. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary of the Borrower will create, assume or suffer to exist any Lien on any asset (including, without limitation, capital stock of Subsidiaries) now owned or hereafter acquired by it, except:

                  (a)  Liens   existing  on  December  31,  1995  securing  Debt
         outstanding on December 31, 1995 as described in Schedule II;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary of the Borrower and not created in contemplation of such event;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof and such Lien secures only such Debt;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary of the Borrower and not created in contemplation of such event;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary of the Borrower and not created in contemplation of such acquisition;

                  (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                  (g) Liens incidental to conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (h)  Permitted Encumbrances;

                  (i) Liens (whether statutory, by contract or at common law and whether in the nature of a security interest or constructive trust or otherwise) of subcontractors, architects, engineers, surveyors, laborers, materialmen, bonding companies and other Persons performing labor or services or providing material for construction projects in and under construction contracts to which the Borrower or any of its Subsidiaries is a party as general or prime contractor, subcontractor or construction manager;

                  (j) Liens granted to the Bonding Company to secure amounts owing by the Borrower or any of its Subsidiaries in connection with surety bonds, undertakings and instruments of guarantee issued by the Bonding Company on behalf of the Borrower or any of its Subsidiaries in the ordinary course of their respective businesses; and

                  (k)      Liens created by the Collateral Documents.

                  SECTION 5.12. Consolidations, Mergers and Sales of Assets. (a) The Borrower will not (i) consolidate or merge with or into any other Person or sell, lease or otherwise transfer all or any substantial part of its assets to any other Person or (ii) permit any Material Subsidiary (other than a Subsidiary Guarantor) to consolidate or merge with or into, or transfer all or any substantial part of its assets to, any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary; provided that the Borrower or a Material Subsidiary other than Perini Land and Development may sell or otherwise transfer assets if Aggregate Asset Sale Proceeds after such sale less Aggregate Reinvested Proceeds does not at any time exceed $15,000,000. "Aggregate Asset Sale Proceeds" means the sum of the proceeds of each sale in a single transaction or series of related transactions by the Borrower or any Subsidiary, on or after the Bridge Effective Date, of fixed assets yielding proceeds in excess of 5% of the Consolidated Tangible Net Worth of the Borrower. "Aggregate Reinvested Proceeds" means the amount of Aggregate Asset Sale Proceeds used to purchase fixed assets for use in the same general business presently conducted by the Borrower or the Subsidiary that realized such proceeds, as the case may be, provided such proceeds are so used within 18 months of receipt thereof. The Borrower will not permit any Subsidiary Guarantor to consolidate or merge with or into, or transfer all or any substantial part of its assets to, any Person; provided that the foregoing shall not prohibit (i) any Subsidiary Guarantor from selling, leasing or otherwise transferring assets in the ordinary course of its business or (ii) R. E. Dailey & Co. from transferring all of its assets to Perini Building Company.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any item of Collateral (except Accounts, Inventory and items listed in Schedule VII hereto up to the amounts specified therein) unless (i) each of the Bridge Banks shall have given its prior written consent thereto and (ii) the consideration therefor (x) shall be at least equal to the fair market value of such asset (as determined in good faith by a financial officer of the Borrower or, if such value exceeds $15,000,000, by the board of directors of the Borrower or a duly constituted committee thereof) and (y) in the case of any agreement entered into on or after the Bridge Effective Date for the sale, lease or other disposition of such Collateral shall consist of cash payable at closing; provided that the prior written consent of the Bridge Banks shall not be required for any sale, lease or other disposition of any item of Collateral having a fair market value not exceeding $100,000 if the aggregate amount of the fair market value of all such items of Collateral sold, leased or otherwise disposed of during any fiscal year does not exceed $500,000 and the Borrower delivers to each of the Bridge Banks prompt written notice of each such sale, lease or other disposition.

                  SECTION 5.13. Use of Proceeds. The proceeds of the Bridge Loans made under this Agreement will be used by the Borrower for general corporate purposes other than for making or carrying Real Estate Investments. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.

                  SECTION 5.14. Restricted Payments. The aggregate amount of all dividends which constitute Restricted Payments declared and other Restricted Payments made during any period of four consecutive fiscal quarters will not exceed an amount equal to 50% of the excess, if any, of (x) Consolidated Net Income for such period over (y) the aggregate amount of preferred stock dividends not constituting Restricted Payments paid during such period. The Borrower will not declare any dividend payable more than 120 days after the date of declaration thereof; provided that the Borrower will not declare or pay any preferred stock dividend until the Bridge Credit Agreement is repaid in full and terminated.

                  SECTION 5.15. Real Estate Investments. The Borrower will not, and will not permit any Consolidated Subsidiary to, make any Real Estate Investment if, after giving effect thereto, the cumulative amount of Net Real Estate Investments made (i) at any time during the period beginning January 1, 1996 and ending December 31, 1996 shall exceed $4,000,000 or (ii) during any fiscal year thereafter shall exceed $4,000,000 plus 25% of the amount, if any, by which the Net Real Estate Investments made during the preceding period were less than the applicable limitation specified above for such period. For purposes of this Section, the cumulative amount of "Net Real Estate Investments" made during any period, as measured at any date during such period, is the aggregate amount of Real Estate Investments made by the Borrower and its Consolidated Subsidiaries from and including the first day of such period to and including such date, less the sum of all cash or cash equivalent payments received by the Borrower or one of its Consolidated Subsidiaries, as the case may be, in respect of Real Estate Investments from and including the first day of such period to and including such date.

                  SECTION 5.16. Other Investments. Neither the Borrower nor any Consolidated Subsidiary will make or acquire any Investment in any Person other than:

                  (a) Real Estate Investments permitted by Section 5.15;

                  (b) Investments in Subsidiaries or joint ventures principally engaged in the construction business;

                  (c) Temporary Cash Investments; and

                  (d) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (d) does not exceed 5% of Consolidated Tangible Net Worth;

provided that no Real Estate Investment may be made pursuant to clause (b), (c) or (d) above.

                  SECTION 5.17. Further Assurances. (a) The Borrower will, and will cause each of its Subsidiaries to, at its sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Agent shall from time to time request, which may be necessary or desirable in the reasonable judgment of the Agent from time to time to assure, perfect, convey, assign, transfer and confirm unto the Agent the property and rights conveyed or assigned pursuant to the Collateral Documents, or which the Borrower or such Subsidiaries may be or may hereafter become bound to convey or assign to the Agent or which may facilitate the performance of the terms of the Collateral Documents or the filing, registering or recording of the Collateral Documents.

                  (b) All costs and expenses in connection with the security interests and Liens created by the Collateral Documents, including reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of such security interests and Liens, the preparation, execution, delivery, recordation or filing of documents and any other acts in connection with the grant of such security interests and Liens as the Agent may reasonably request, shall be paid by the Borrower promptly when due.


                                   ARTICLE VI
                                    DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Bridge Loan, any Bridge Reimbursement Obligation, any fees or any other amount payable hereunder;

                  (b) the Borrower shall fail to pay when due or within five Business Days thereof any interest on any Bridge Loan;

                  (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.17, inclusive, or in Section 3.01 of the Subsidiary Guarantee Agreement;

                  (d) any Obligor shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clauses (a), (b) and (c) above) for 10 days after written notice thereof has been given to such Obligor by the Agent at the request of any Bridge Bank;

                  (e) any representation, warranty, certification or statement made by any Obligor in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made);

                  (f) the Borrower  shall fail to make any payment in respect of
         any  Debt  (other  than  the  Bridge  Notes  or  Bridge   Reimbursement
         Obligations) when due or within any applicable grace period;

                  (g) any Subsidiary shall fail to make any payment in respect of any Debt the aggregate principal amount of which is $250,000 or more when due or within any applicable grace period;

                  (h) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower or any Subsidiary or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (i) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (j) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or any other Person under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

                  (l) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied, unstayed and unbonded for a period of 10 days;

                  (m) any of the following: (i) any person or group or persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than the Exempt Group) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Borrower; (ii) fewer than two of the following people shall be members of the Board of Directors of the Borrower: David Perini, Joseph Perini and Bart Perini; or (iii) the Borrower shall cease to own 100% of the capital stock of any Subsidiary Guarantor; or

                  (n) any Financing Document shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor, or the Agent on behalf of the Bridge Banks shall at any time fail to have a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien except Liens permitted by the Collateral Documents, or any Obligor shall so assert in writing;

then, and in every such event, the Agent shall (i) if requested by Bridge Banks having more than 50% in aggregate amount of the Bridge Commitments, by notice to the Borrower terminate the Bridge Commitments and they shall thereupon terminate, and (ii) if requested by Bridge Banks holding Bridge Notes evidencing more than 50% in aggregate principal amount of the Bridge Loans, by notice to the Borrower declare the Bridge Notes (together with accrued interest thereon) to be, and the Bridge Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; provided that in the case of any of the Events of Default specified in clause (i) or (j) above with respect to any Obligor, without any notice to the Borrower or any other act by the Agent or the Bridge Banks, the Bridge Commitments shall thereupon terminate and the Bridge Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

                  SECTION 6.02. Cash Cover. The Borrower hereby agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent upon instructions from Bridge Banks having more than 50% in aggregate amount of the Bridge Commitments, pay (and, in the case of any of the Events of Default specified in clause (i) or (j) above with respect to any Obligor, forthwith, without any demand or the taking of any other action by the Agent or any Bridge Bank, it shall pay) to the Agent an amount in immediately available funds equal to the then aggregate Bridge Letter of Credit Liabilities for all Bridge Letters of Credit to be held as security therefor for the benefit of all Bridge Banks.

                  SECTION 6.03. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bridge Bank and shall thereupon notify all the Bridge Banks thereof.


                                   ARTICLE VII
                                    THE AGENT

                  SECTION 7.01. Appointment and Authorization. Each Bridge Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Financing Documents as any other Bridge Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

                  SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

                  SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for an Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Bridge Banks or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 7.06. Indemnification. Each Bridge Bank shall, ratably in accordance with its Bridge Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability
(except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

                  SECTION 7.07. Credit Decision. Each Bridge Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bridge Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bridge Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bridge Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Bridge Banks and the Borrower. Upon any such resignation, the Required Bridge Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Bridge Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Bridge Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                  SECTION 7.09. Collateral Documents. (a) As to any matters not expressly provided for in the Collateral Documents (including the timing and methods of realization upon the Collateral), the Agent shall act or refrain from acting in accordance with written instructions from the Required Bridge Banks or, in the absence of such instructions, in accordance with its discretion; provided that the Agent shall not be obligated to take any action if the Agent believes that such action is or may be contrary to any applicable law or might cause the Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

                  (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Collateral Documents by any Obligor.


                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Bridge Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and receipt of such facsimile is confirmed, either orally or in writing, by the party receiving such transmission, (iii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

                  SECTION 8.02. No Waivers. No failure or delay by the Agent or any Bridge Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 8.03.  Expenses;  Documentary Taxes;  Indemnification.
(a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of the Financing Documents, any waiver or consent under any Financing Document, or any amendment of any Financing Document or any Default or alleged Default and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bridge Bank, including fees and disbursements of counsel (including allocated costs of internal counsel and disbursements of internal counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bridge Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any Financing Document.

                  (b) The Borrower agrees to indemnify the Agent and each Bridge
Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of internal counsel and disbursements of internal counsel), which may be incurred by any Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Financing Document or any actual or proposed use of proceeds of Bridge Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  (c) The Borrower agrees to indemnify each Indemnitee and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel including allocated costs of internal counsel and disbursements of internal counsel) of any Indemnitee arising out of, in respect of or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs or expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

                  SECTION 8.04. Sharing of Setoffs. Each Bridge Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount due with respect to any Bridge Loan or Bridge Reimbursement Obligation owed to it which is greater than the proportion received by any other Bridge Bank in respect of the aggregate amount due with respect to any Bridge Loan or Bridge Reimbursement Obligation owed to such other Bridge Bank, the Bridge Bank receiving such proportionately greater payment shall purchase such participations in the Bridge Loans and Bridge Reimbursement Obligations owed to the other Bridge Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to the Bridge Loans and Bridge Reimbursement Obligations owed to the Bridge Banks shall be shared by the Bridge Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bridge Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder or under the Credit Agreement and (ii) nothing in any Financing Documents shall require any Bridge Bank to share any payments received by such Bridge Bank if such payments were made in respect of any obligations (including without limitation Other Reimbursement Obligations and Other Mortgage/Lease Obligations) not constituting Bridge Loans or Bridge Reimbursement Obligations. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Bridge Loan or Bridge Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 8.05. Amendments and Waivers. Any provision of this Agreement or the Bridge Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Bridge Banks (and, if the rights or duties of the Agent are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Bridge Banks, (i) increase or decrease the Bridge Commitment of any Bridge Bank (except for a ratable decrease in the Bridge Commitments of all Bridge Banks), amend Section 2.10(d) hereof or subject any Bridge Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Bridge Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Bridge Loan, any Bridge Reimbursement Obligation or any fees hereunder or for termination of any Bridge Commitment (provided that the Required Banks may extend the Bridge Termination Date from time to time up to but no later than September 30, 1996), (iv) change the percentage of the Bridge Commitments or of the aggregate unpaid principal amount of the Bridge
Notes, or the number of Bridge Banks, which shall be required for the Bridge Banks or any of them to take any action under this Section or any other provision of the Financing Documents, (v) release any Subsidiary Guarantor from the Subsidiary Guarantee Agreement, (vi) amend Section 8.04 or 8.06 hereof or
(vii) notwithstanding any provision of any Collateral Document to the contrary, release any item of Collateral from the Lien provided by the Collateral Documents except for the sale or other disposition of such item by the Agent in the exercise of its rights as provided therein (provided that unless an Event of Default has occurred and is continuing, the Agent may release any Collateral at the request of the Borrower, without the consent of each of the Bridge Banks, if
(i) such release is required in connection with any sale, lease or other disposition of such Collateral and (ii) such sale, lease or other disposition is in accordance with and permitted by the terms hereof (including without limitation Sections 2.10(b)(i) and 5.12(b)) and of the Credit Agreement).

                  SECTION 8.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Bridge Banks.

                  (b) Any Bridge Bank may at any time grant to one bank or other institution (a "Participant") a participating interest in its Bridge Commitment and its Bridge Loans in the full amount of its Bridge Commitment. In the event of any such grant by a Bridge Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bridge Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bridge Bank in connection with such Bridge Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bridge Bank may grant such a participating interest shall provide that such Bridge Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bridge Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of
Section 8.05 without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                  (c) Any Bridge Bank may assign to one bank or other institution (each an "Assignee") all of its rights and obligations under this Agreement and the Bridge Notes and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit K hereto executed by such Assignee and such transferor Bridge Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld) and the Agent; provided that if an Assignee is an affiliate of such transferor Bridge Bank or another Bridge Bank, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bridge Bank of an amount equal to the purchase price agreed between such transferor ... Bridge Bank and such Assignee, such Assignee shall be a Bridge Bank party to this Agreement and shall have all the rights and obligations of a Bridge Bank with a Bridge Commitment as set forth in such instrument of assumption, and the transferor Bridge Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bridge Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Bridge Note is issued to the Assignee. In connection with any such assignment, the transferor Bridge Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500.

                  (d) Any Bridge Bank may at any time assign all or any portion of its rights under this Agreement and its Bridge Note to a Federal Reserve Bank. No such assignment shall release the transferor Bridge Bank from its obligations hereunder.

                  SECTION 8.07. Certain Collateral. Each of the Bridge Banks represents to the Agent and each of the other Bridge Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 8.08. Governing Law; Submission to Jurisdiction. This Agreement and each Bridge Note shall be construed in accordance with and governed by the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 8.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 8.10. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE AGENT AND THE BRIDGE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 8.11. Reduced Return. If any Bridge Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bridge Bank (or its Parent) as a consequence of such Bridge Bank's obligations hereunder to a level below that which such Bridge Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bridge Bank to be material, then from time to time, within 15 days after demand by such Bridge Bank (with a copy to the Agent), the Borrower shall pay to such Bridge Bank such additional amount or amounts as will compensate such Bridge Bank (or its Parent) for such reduction. Each Bridge Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bridge Bank to compensation pursuant to this Section. A certificate of any Bridge Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bridge Bank may use any reasonable averaging and attribution methods.

                  SECTION 8.12. Other Reimbursement Obligations. The execution of this Agreement and any other documents, agreements or instruments in connection herewith does not constitute a waiver or amendment of any term or condition of any documents, agreements or instruments evidencing or otherwise delivered in connection with the Other Reimbursement Obligations or the Other Mortgage/Lease Obligations. No Bridge Bank or Bank (as defined in the Credit Agreement) shall have any rights or obligations under any such documents, agreements or instruments unless party thereto and as set forth therein. Nothing in any Financing Documents requires any Bridge Bank or Bank to obtain any consent from any other Bridge Bank or any other Bank in taking actions permitted to be taken in accordance with the terms and conditions of any documents, agreements or instruments evidencing or otherwise delivered in connection with the Other Reimbursement Obligations or Other Mortgage/Lease Obligations to which it is a party, or in omitting to take any such actions.

                  SECTION 8.13. Subordinate Mortgages. (a) Harris Trust and Savings Bank hereby consent to the execution, delivery and recordation of the Mortgage relating to the Mortgaged Facility described as Item 12 in Part I of
Schedule III.

                  (b) Comerica Bank hereby consents to the execution, delivery and recordation of the Mortgage relating to the Mortgaged Facility described as
Item 15 in Part I of Schedule III.



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            PERINI CORPORATION


                                            By /s/ David B. Perini
                                               Title: President & CEO


                                            By /s/ John H. Schwarz
                                               Title: Executive Vice President

                                            73 Mount Wayte Avenue
                                            Framingham, MA  01701
                                            Facsimile number: (508) 628-2960



Bridge Commitments
------------------


Bridge Commitment:                  MORGAN GUARANTY TRUST COMPANY
$ 3,096,000.00                         OF NEW YORK


                                            By /s/ D. Linda Scheuplein
                                               Title: Vice President



Bridge Commitment:                  FLEET NATIONAL BANK OF
$ 5,280,000.00                         MASSACHUSETTS
                                       f/k/a SHAWMUT BANK, N.A.


                                            By /s/ Lisa S. Coney
                                               Title: Vice President



Bridge Commitment:                  BANK OF AMERICA NATIONAL TRUST AND
$ 2,184,000.00                         SAVINGS ASSOCIATION


                                            By /s/ Donald J. Chin
                                               Title: Vice President

Bridge Commitment:                  BAYBANK, N.A.,
$ 1,440,00.00                         as Bridge Bank and
                                      as Bridge LC Bank


                                            By /s/ Timothy M. Laurion
                                               Title: Vice President



Bridge Commitment:                  COMERICA BANK
$ 1,200,000.00


                                            By /s/ Angela B. Petersen
                                               Title: First Vice President



Bridge Commitment:                  HARRIS TRUST & SAVINGS BANK
$ 1,200,000.00


                                            By /s/ Sandra J. Sanders
                                               Title: Vice President



Bridge Commitment:                  STATE STREET BANK AND TRUST COMPANY
$   600,000.00


                                            By /s/ Linda A. Moulton
                                               Title: Vice President

-----------------
Total Bridge Commitments
$15,000,000






                                            MORGAN GUARANTY TRUST COMPANY
                                              OF NEW YORK, as Agent


                                            By /s/ D. Linda Scheuplein
                                               Title: Vice President


                                            60 Wall Street
                                            New York, New York 10260
                                            Attn:  Robert Bottamedi
                                            Telex number:  177615 MGT UT
                                            Facsimile number:  (212) 648-5023